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                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                          IMCLONE SYSTEMS INCORPORATED

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.001 per share (the "Shares") of ImClone Systems Incorporated, a Delaware corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

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
          BY MAIL:                      BY OVERNIGHT COURIER:                      BY HAND:
  EquiServe Trust Company,          EquiServe Trust Company, N.A.          EquiServe Trust Company,
            N.A.                         40 Campanelli Drive                         N.A.
       P.O. Box 43025                    Braintree, MA 02184              c/o Securities Transfer and
  Providence RI 02940-3025              Attn: Corporate Action              Reporting Services Inc.
    Attn: EquiServe L.P.                                                          100 William
                                                                               Street--Galleria
                                                                              New York, NY 10038
                                                                             Attn: Equiserve L.P.
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DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Bristol-Myers Squibb Biologics Company, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Bristol-Myers Squibb Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 28, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.

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


Name(s) of Record Holder(s):                   Number of Shares
                                               Certificate Nos. (if available)
                 PLEASE
PRINT
                                               (Check box if Shares will be tendered by
                                               book-entry transfer)
Address(es)                                    / / EquiServe Trust Company, N.A.
                                               Account Number at Book Entry Transfer
                                     ZIP CODE  Facility
Daytime Area Code and Tel. No.                 Dated
Signature(s)
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                                       2
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

                                      GUARANTEE
                          (NOT TO BE USED FOR SIGNATURE
GUARANTEE)

    The undersigned, a firm that is a member of the National Association of Securities Dealers or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three Nasdaq National Market trading days (as defined in the Letter of Transmittal) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible
Institution.
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Name of Firm ___________________________________________________________________

Address(es) ____________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                                        ZIP CODE

Area Code and Tel. No. _________________________________________________________

________________________________________________________________________________
                              AUTHORIZED SIGNATURE

Name ___________________________________________________________________________
                              PLEASE TYPE OR PRINT

Title __________________________________________________________________________

Dated __________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.